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                                                                    Exhibit 23.1
                       [DELOITTE & TOUCHE LLP LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No.2 to Registration Statement No. 333-103339 of International Game Technology on Form S-3 of our report dated November 5, 2002, appearing in the Annual Report on Form 10-K of International Game Technology for the year ended September 28, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


July 2, 2003